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                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fu-Chieh Hsu and F. Judson Mitchell, and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



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
                  /s/ WEI YEN
     --------------------------------------                                         September   , 2000
                    Wei Yen
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